EXHIBIT 21

                       KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                                  AND SUBSIDIARIES


                           SUBSIDIARIES OF THE REGISTRANT




                              Jurisdiction of             Percent of
                               Incorporation      Voting Securities
      Name of Corporation          or Organization                Held (1)


Sherman Wire of Caldwell, Inc.           Nevada                   100.0%

Fox Valley Steel and Wire Company        Wisconsin                100.0%
(formerly Wire Products Company)

DeSoto, Inc.                             Delaware                 100.0%
  J.L. Prescott Company                  New Jersey               100.0%
  DeSoto Environmental
   Management, Inc.                      Delaware                 100.0%
  DeSoto Subsidiary Two Corporation      New Jersey               100.0%

Engineered Wire Products, Inc.           Ohio                     100.0%

(1)  Held by the Registrant or the indicated subsidiary of the Registrant.